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Exhibit 10.3

AQUILA, INC.
2002 OMNIBUS INCENTIVE
COMPENSATION PLAN

ii

AQUILA, INC.
2002 OMNIBUS INCENTIVE COMPENSATION PLAN

Article I. Establishment, Objectives, and Duration

        1.1    Establishment. Aquila, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Aquila, Inc. 2002 Omnibus Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, and Annual Incentive Awards.

        Subject to approval by the Company's stockholders, the Plan shall become effective as of May 1, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Objectives of the Plan.    The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain officers, employees, consultants, advisors and Directors of the Company and its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

        1.3    Duration of the Plan.    The Plan shall commence as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. Notwithstanding the foregoing, in no event shall Incentive Stock Options be awarded to Participants following the tenth anniversary of the Effective Date of this Plan unless and until the stockholders of the Company re-approve the adoption of this Plan prior to such date.

Article II. Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

        2.2  "Annual Incentive Award" means an Award granted to a Participant, as described in Article 12 herein.

        2.3  "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, or Annual Incentive Awards.

        2.4  "Award Agreement" means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

        2.5  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.6  "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.7  "Cash-Based Award" means an Award granted to a Participant, as described in Article 10 herein.

        2.8  "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

  (a)
  Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities; or

  (b)
  The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of Directors of the Company then serving: individuals who, on the Effective Date hereof, constitute the Board of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14A-11 of the Exchange Act)) whose appointment or election by the Board of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's Directors then still in office who either were Directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved; or

  (c)
  The consummation (i.e., closing) of an agreement in which the Company agrees to merge or consolidate with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.8(b) above constitute more than one-half (1/2) of the members of the Board of Directors of the surviving entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

  (d)
  The consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

  (e)
  The adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Company.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

        2.9  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.10 "Committee" means any committee appointed by the Board to administer Awards, as specified in Article 3 herein.

        2.11 "Company" means Aquila, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

        2.12 "Covered Employee" means a Participant who, as of the anticipated date of vesting and/or payout of an Award, as applicable, is reasonably believed to be one of the group of "covered employees," as defined in Code Section 162(m), or any successor statute, and the regulations promulgated under Code Section 162(m).

        2.13 "Director" means any individual who is a member of the Board of Directors of the Company.

        2.14 "Employee" means any employee of the Company or any of its Subsidiaries or Affiliates.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.16 "Fair Market Value" means with respect to a Share as of a given date, the mean between the high and low prices of Shares on the New York Stock Exchange Composite Tape on the date in question (or, if there should be no sale on that date, on the next preceding day on which there was a sale).1

        1 This definition was amended as set forth above by resolution of the Compensation Committee of the Board of Directors on November 5, 2002.

        2.17 "Fiscal Year" means the year commencing on January 1 and ending December 31.

        2.18 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

        2.19 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

        2.20 "Insider" shall mean an individual who is, on the relevant date, an officer, director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.21 "Nonqualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

        2.22 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        2.23 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.24 "Participant" means an Employee, Director, officer, consultant or advisor who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

        2.25 "Performance-Based Compensation" means an Award that qualifies as performance-based compensation under Code Section 162(m).

        2.26 "Performance Measures" means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

        2.27 "Performance Period" means the period of time during which specified performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.28 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

        2.29 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

        2.30 "Period of Restriction" means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), as provided in Article 8 herein.

        2.31 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.32 "Restricted Stock" means an Award granted to a Participant, as described in Article 8 herein.

        2.33 "Restricted Stock Unit" means an Award granted to a Participant, as described in Article 8 herein.

        2.34 "Shares" means the common stock of the Company, $1.00 par value per share.

        2.35 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        2.36 "Stock Award" means an Award granted to a Participant, as described in Article 10 herein.

        2.37 "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

        2.38 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article III. Administration

        3.1    General.    Subject to the terms and conditions of the Plan, the Plan shall be administered by the Board or by the Committee which, to the extent deemed necessary or appropriate by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act and/or the requirements for an "outside director" under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors who are not Employees may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.

        3.2    Authority of the Board.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees, Directors, officers, consultants and advisors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; and establish, amend, or waive rules and regulations for the Plan's administration. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan.

        3.3    Delegation to Officers.    Except as limited by law, the Board or the Committee may authorize one or more officers of the Company to do one or both of the following: (i) designate officers, Employees, consultants and advisors of the Company or any of its Subsidiaries to be recipients of Awards, and (ii) determine the size, terms and conditions of any Award; provided, however, that no such authority may be delegated with respect to Awards made to any Insider, Covered Employee, or Director who is not an Employee.

        3.4    Decisions Binding.    All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article IV. Shares Subject to the Plan and Maximum Awards

        4.1    Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be Nine Million (9,000,000), no more than Two Million, Five Hundred Thousand (2,500,000) of which may be granted in the form of Awards other than in the form of Options or SARs. Unless determined otherwise by the Board, Shares related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for other Awards. The following rules ("Award Limits") shall apply to grants of such Awards under the Plan:

  (a)
  Options: The maximum aggregate number of Shares that may be granted in the form of Options in any one Fiscal Year to a Participant shall be One Million (1,000,000).

  (b)
  SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights in any one Fiscal Year to a Participant shall be One Million (1,000,000).

  (c)
  Restricted Stock/Restricted Stock Units: The maximum aggregate number of Shares that may be granted in the form of Restricted Stock or Restricted Stock Units in any one Fiscal Year to a Participant shall be Five Hundred Thousand (500,000).

  (d)
  Performance Shares: The maximum aggregate amount that may be awarded or credited in the form of Performance Shares in any one Fiscal Year to a Participant shall be equal to the value of Five Hundred Thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

  (e)
  Performance Units: The maximum aggregate amount that may be awarded or credited in the form of Performance Units in any one Fiscal Year to a Participant who is a Covered Employee shall not exceed in value Seven Million, Five Hundred Thousand Dollars ($7,500,000) determined as of the date of vesting or payout, as applicable. The maximum aggregate amount awarded or credited in the form of Performance Units in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

  (f)
  Cash-Based Awards: The maximum aggregate amount that may be awarded or credited in the form of a Cash-Based Award in any one Fiscal Year to a Participant who is a Covered Employee shall not exceed in value Seven Million, Five Hundred Thousand Dollars ($7,500,000) determined as of the date of vesting or payout, as applicable. The maximum aggregate amount that may be awarded or credited in the form of a Cash-Based Award in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

  (g)
  Stock Awards. The maximum aggregate number of Shares that may be granted in the form of Stock Awards in any one Fiscal Year to a Participant shall be Five Hundred Thousand (500,000).

  (h)
  Annual Incentive Award. The maximum aggregate amount that may be awarded or credited in the form of an Annual Incentive Award in any one Fiscal Year to a Participant who is a Covered Employee shall not exceed in value the amount set forth in Section 12.1, determined as of the date of vesting or payout, as applicable. The maximum aggregate amount awarded or credited in the form of an Annual Incentive Award in any one Fiscal Year to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

        4.2    Adjustments in Authorized Share. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Award Limits, the Fair Market Value of the Shares, and other value determinations applicable to outstanding Awards.

        Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

        In addition, other than with respect to Options, Stock Appreciation Rights, and Awards to Covered Employees intended to constitute Performance-Based Compensation, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Article V. Eligibility and Participation

        5.1    Eligibility.    Persons eligible to participate in this Plan include all Employees, Directors, officers, consultants and advisors of the Company and its Affiliates and Subsidiaries.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Such Awards need not be made in a uniform manner and may be selectively awarded among otherwise eligible persons, whether or not such persons are similarly situated.

Article VI. Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided that ISOs shall not be granted to persons who are not Employees.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

        6.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted.

        6.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

        The Board also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

        Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7    Termination of Employment/Service Relationship.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service relationship with the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

        6.8    Transferability of Options.

  (a)
  Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

  (b)
  Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

        6.9    Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article VII. Stock Appreciation Rights

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

        Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

        7.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

        7.3    Term of SARs.    The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its date of grant.

        7.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

        7.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        7.6    Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        7.7    Termination of Employment/Service Relationship.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or service relationship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article VIII. Restricted Stock and Restricted Stock Units

        8.1    Grant of Restricted Stock/Units.    Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        8.2    Restricted Stock Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other provisions as the Board shall determine.

        8.3    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement.

        8.4    Other Restrictions.    The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals or Performance Measures, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

        To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in a Participant's Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion, shall determine.

        8.5    Voting Rights.    To the extent permitted, or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        8.6    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

        8.7    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement, all Shares of Restricted Stock and/or Restricted Stock Units shall be forfeited by the Participant unless determined otherwise by the Board, as set forth in the Participant's Award Agreement. Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8    Section 83(b) Election.    The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article IX. Performance Units/Performance Shares

        9.1    Grant of Performance Units/Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

        9.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

        9.3    Earning of Performance Units/Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the

Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

        9.4    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan the Board, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.5    Dividends and Other Distributions.    At the discretion of the Board, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

        9.6    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement, all Performance Units/Shares shall be forfeited by the Participant unless determined otherwise by the Board, as set forth in the Participant's Award Agreement. Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units/Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article X. Cash-Based Awards and Stock Awards

        10.1    Grant of Cash-Based Awards.    Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

        10.2    Value of Cash-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Cash-Based Awards that will be paid out to the Participant.

        10.3    Earning of Cash-Based Awards.    Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        10.4    Form and Timing of Payment of Cash-Based Awards.    Payment of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        10.5    Termination of Employment/Service Relationship.    In the event a Participant's employment or service relationship terminates for any reason, including by reason of death, disability, or retirement, all Cash-Based Awards and Stock Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement Any such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Cash-Based Awards and Stock Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.6    Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        10.7    Stock Awards.    The Board may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Board shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Article XI. Performance Measures

        Unless and until the Board proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth under this Article 11, the performance criteria upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Award awarded or credited pursuant to Section 12.1) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings;

  (b)
  Revenues;

  (c)
  Earnings per share;

  (d)
  Net sales growth;

  (e)
  Net income (before or after taxes);

  (f)
  Net operating profit;

  (g)
  Return measures (including, but not limited to, return on assets, capital, equity, or sales);

  (h)
  Cash flow (including, but not limited to, operating cash flow and free cash flow);

  (i)
  Cash flow return on investments, which equals net cash flows divided by owner's equity;

  (j)
  Earnings before or after taxes, interest, depreciation and/or amortization;

  (k)
  Internal rate of return or increase in net present value;

  (l)
  Dividend payments to parent;

  (m)
  Gross margins;

  (n)
  Gross margins minus expenses;

  (o)
  Operating income or margin;

  (p)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (q)
  Expense targets;

  (r)
  Working capital targets relating to inventory and/or accounts receivable;

  (s)
  Planning accuracy (as measured by comparing planned results to actual results);

  (t)
  Comparisons to various stock market indices;

  (u)
  Comparisons to the performance of other companies;

  (v)
  EVA®;

  (w)
  Level of dividends;

  (x)
  Quality or cost of service;

  (y)
  Units sold; and

  (z)
  Operating company contribution.

        For purposes of this Plan, EVA® means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Board in its sole discretion. (EVA® is a registered trademark of Stern Stewart & Co.).

        Any Performance Measures may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Board may deem appropriate, or any of the above goals as compared to the performance of a group of comparator companies, or published or special index that the Board, in its sole discretion deems appropriate.

        Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward.

        In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article XII. Annual Incentive Awards

        12.1    Incentive Awards for Covered Employees.    For each Fiscal Year of the Company, an incentive pool equal to seven percent (7%) of the Company's consolidated operating earnings for such year shall be available for award to Covered Employees. The Board shall determine at the beginning of each Fiscal Year a percentage of the total incentive pool to be allocated to each designated Covered Employee for such year, provided that in no event shall the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items. Extraordinary Items shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes or Management Discussion and Analysis section of the Company's annual report.

        As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate each Covered Employee's allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Covered Employee's incentive award then shall be determined by the Board based on the Covered Employee's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion.

        12.2    Award for Other Participants.    For each Fiscal Year of the Company, the Board may direct the establishment of an incentive pool or other incentive structure with respect to Participants who are not Covered Employees. Any such incentive program, policy or arrangement shall be separately communicated to eligible Participants and shall be subject to such terms, restrictions and conditions determined by the Board or any authorized officer or other delegate of the Board.

        12.3    Form of Payment of Annual Incentive Awards.    Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Annual Incentive Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Annual Incentive Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article XIII. Beneficiary Designation

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article XIV. Deferrals

        The Board may permit or require a Participant to defer such Participant' s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards, and Stock Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article XV. Rights of Participants

        15.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or any Subsidiary or Affiliate, and, accordingly, subject to Sections 17.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary or Affiliate for severance payments.

        15.2    Participation.    No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        15.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

Article XVI. Change in Control

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

  (a)
  Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

  (b)
  Any Period of Restriction and restrictions imposed on Restricted Shares/Units shall lapse;

  (c)
  Annual Incentive Awards shall be paid out based on the consolidated operating earnings of the year immediately preceding the Change in Control or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

  (d)
  The target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control. Within thirty (30) days following the effective date of the Change in Control, such Awards shall be paid pro rata to Participants in cash or in Shares, as applicable, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals or Performance Measures.

Article XVII. Amendment, Modification, Suspension, and Termination

        17.1    Amendment, Modification, Suspension, and Termination.    Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

        17.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        17.3    Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article XVIII. Withholding

        18.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        18.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the

Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article XIX. Indemnification

        Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XX. Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article XXI. General Provisions

        21.1    Forfeiture Events.    The Board may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        21.2    Legend.    The Board may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition, to any legend required by this Plan, the certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

        21.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        21.4    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        21.5    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

        21.6    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        21.7    Restrictions on Share Transferability.    The Board may impose such restrictions on any Shares acquired pursuant to an Award granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        21.8    Listing.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

        21.9    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares awarded under the Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        21.10    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        21.11    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        21.12    Employees Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:

  (a)
  Determine which Affiliates and Subsidiaries shall be covered by the Plan;

  (b)
  Determine which persons outside the United States are eligible to participate in the Plan;

  (c)
  Modify the terms and conditions of any Award granted to persons outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable; and

  (e)
  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        21.13    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        21.14    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

        The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        21.15    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        21.16    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the state of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, county of Jackson, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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  Exhibit 10.3